Exhibit 99.1

            Cooper Cameron Second Quarter Earnings Per Share $0.37



    -  Earnings per share total $0.37 versus $0.40 a year ago

    -  Earnings show sequential increase over first quarter 2003

    -  Backlog reaches record level at nearly $1 billion



    HOUSTON, July 30 /PRNewswire-FirstCall/ -- Cooper Cameron Corporation

(NYSE: CAM) reported net income of $20.8 million, or $0.37 per share, for the quarter ended June 30, 2003.  This compares with net income of $22.7 million,

or $0.40 per share, for the second quarter of 2002.  Total revenues were

$400.9 million for the quarter, down slightly from 2002's $402.6 million, due primarily to a decline in Cooper Compression's revenues.  Income before income taxes was $28.1 million, down from 2002's $31.9 million.  Consolidated EBITDA

(earnings before interest, taxes, depreciation and amortization) was

$49.5 million, down from 2002's $52.0 million, and EBITDA as a percent of revenues was 12.4 percent for the quarter, compared with 12.9 percent in the second quarter of 2002.



    Cooper Cameron Chairman, President and Chief Executive Officer Sheldon R.

Erikson said that the decline in earnings from a year ago is a result of lower

EBITDA margins in Cooper Cameron Valves' (CCV) business, partially offset by modest increases in EBITDA at both Cameron and Cooper Compression.



    Mild recovery in compression business drives sequential improvement

    Erikson noted that sequential increases in Cooper Compression's revenues and profits, resulting from increased orders from Cooper Compression's pipeline customers and reductions in operating costs, were the primary drivers behind the Company's improved results compared to the first quarter.  Cameron also posted a sequential profit improvement on increased revenues, while CCV's earnings were down modestly on a slight increase in revenues.



    Cameron sees second-half deliveries contributing strongly to earnings

    "Cameron's sequential improvement in revenues and profits reflects the ramping up of subsea shipments and general strengthening in the North American gas markets," Erikson said, "although we have not yet seen a significant impact on Cameron's revenues as a result of the increase in the rig count during the first half of the year."

    Erikson also noted that he expects Cameron's revenues and EBITDA to increase during the second half of 2003 on the strength of increasing equipment deliveries for several large subsea projects.



    CCV margins down from prior year

    CCV's EBITDA margins were lower than year-ago levels due primarily to a decline in higher-margin pipeline-related revenues.  Erikson noted, however,

that CCV's first-half 2003 orders are up nearly 28 percent from year-ago levels, and that he expects CCV's revenues to be higher in the second half as a result of an increased backlog and continuing improvement in the domestic rig count.



    Cooper Compression revenues, margins rebound from first quarter lows

    Cooper Compression's revenues and EBITDA margins were significantly higher in the second quarter than in the first, and EBITDA margins were higher than year-ago levels despite a slight decline in revenues compared with the second quarter of 2002.  Erikson said he expects Cooper Compression's results to improve further through year-end.  "While certain of our gas compression customers continue to deal with financial difficulties," he said, "we have seen an encouraging uptick in new Ajax units and parts orders during the first half."



    Earnings expectations reflect increase in subsea deliveries

    Erikson said that Cooper Cameron's third quarter earnings per share are expected to increase to approximately $0.50 to $0.55, primarily due to revenues and earnings associated with Cameron's deliveries of subsea equipment, and full-year earnings are expected to be approximately $1.80 to

$1.90 per share, excluding plant closing, business realignment and other costs of approximately $0.07 per share, which were recorded in the Company's first quarter 2003 results.  "We expect Cameron to post steady sequential improvement during the second half of the year; CCV to generate slightly higher earnings in the second half of the year; and Cooper Compression to show a moderate increase in profitability during the fourth quarter," he said.



    Financial condition remains solid

    Cooper Cameron's total debt, net of cash and short-term investments, at

June 30, 2003 was $114.3 million, down from $168.8 million at

December 31, 2002, and the Company's net debt-to-capitalization ratio was approximately 9.4 percent.  Erikson noted that the Company generated approximately $39 million of cash from operating activities during the quarter and $78 million for the first six months, and that capital spending through the first half of the year totaled approximately $29 million.



    Orders increase from year-ago levels in all three divisions; backlog reaches record

    Orders received during the second quarter of 2003 totaled $409 million, up

17 percent from year-ago levels, and year-to-date orders were $923 million, up more than 30 percent from the first half of 2002.  Erikson noted that there was a sequential decline from the first quarter, reflecting the booking of a significant subsea project order early in the year.  "While Cameron's orders were off from the strong level recorded in the first quarter and CCV's and

Cooper Compression's were essentially flat with the prior quarter," Erikson said, "first-half 2003 orders are above the first half of 2002 for all three divisions.  Further, total orders for the quarter modestly exceeded revenues,

allowing us to post another increase in backlog."

    At June 30, 2003, total backlog was $989 million, up 2.5 percent from the prior quarter's $965 million, and significantly above the June 30, 2002 level of $637 million.  Erikson noted that Cameron's ending backlog of $821 million is now the highest in its history.



    Cooper Cameron Corporation is a leading international manufacturer of oil and gas pressure control equipment, including valves, wellheads, controls,

chokes, blowout preventers and assembled systems for oil and gas drilling,

production and transmission used in onshore, offshore and subsea applications.

Cooper Cameron is also a leading manufacturer of centrifugal air compressors,

integral and separable gas compressors and turbochargers.



    Visit Cooper Cameron's home page on the World Wide Web at

www.coopercameron.com



    In addition to the historical data contained herein, this document includes forward-looking statements regarding the future revenues and earnings of the Company (including third quarter and full year 2003 earnings per share estimates), as well as expectations regarding the domestic rig count, made in reliance upon the safe harbor provisions of the Private Securities Litigation

Reform Act of 1995.  The Company's actual results may differ materially from those described in forward-looking statements.  Such statements are based on current expectations of the Company's performance and are subject to a variety of factors that can affect the Company's results of operations, liquidity or financial condition.  Such factors may include overall demand for, and pricing of, the Company's products; the size and timing of orders; the Company's ability to successfully execute the large subsea projects it has been awarded;

changes in the price of (and demand for) oil and gas in both domestic and international markets; political and social issues affecting the countries in which the Company does business; fluctuations in currency markets worldwide;

fluctuations in debt and equity markets; and variations in global economic activity.  In particular, current and projected oil and gas prices historically have directly affected customers' spending levels and their related purchases of the Company's products and services, though they have not done so recently.  Additionally, changes in oil and gas price expectations may impact the Company's financial results due to changes in cost structure,

staffing or spending levels.

    Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company's future performance.  Additionally,

the Company is not obligated to make public indication of such changes unless required under applicable disclosure rules and regulations.





     Cooper Cameron Corporation

     Unaudited Consolidated Results Of Operations

     ($ and shares in millions except per share data)



                                       Three months ended   Six months ended

                                            June 30,            June 30,

                                         2003      2002      2003      2002



    Revenues:

      Cameron                          $243.3    $238.6    $470.6    $452.5

      Cooper Cameron Valves              75.9      76.1     147.8     139.2

      Cooper Compression                 81.7      87.9     143.6     177.8

        Total revenues                  400.9     402.6     762.0     769.5



    Costs and Expenses:

      Cost of sales (exclusive of

       depreciation and amortization)   283.4     286.7     540.5     546.6

      Depreciation and amortization      20.4      19.9      40.8      38.2

      Selling and administrative

       expenses                          68.0      63.9     139.6 (A) 124.8

      Interest income                    (1.0)     (2.0)     (2.4)     (3.9)

      Interest expense                    2.0       2.2       4.1       4.4

                                        372.8     370.7     722.6     710.1



    Income before income taxes           28.1      31.9      39.4      59.4

    Income tax provision                 (7.3)     (9.2)    (10.2)    (17.2)

    Net income                          $20.8     $22.7     $29.2     $42.2



    Earnings per share:

      Basic                             $0.38     $0.42     $0.53     $0.78

      Diluted                           $0.37     $0.40     $0.53     $0.75

      Diluted, excluding plant

       closing, business realignment

       and other costs                  $0.37     $0.40     $0.60     $0.75



    Average common shares outstanding    54.7      54.2      54.7      54.1

    Average shares utilized in diluted

     calculation                         60.2      60.0      55.5      59.8



    EBITDA:

    Cameron                             $34.1     $33.5     $64.0     $63.5

    Cooper Cameron Valves                11.7      13.9      23.5      25.4

    Cooper Compression                    9.2       8.8      11.0      17.7

    Other                                (5.5)     (4.2)    (11.1)     (8.5)

        Total                           $49.5     $52.0     $87.4     $98.1



    (A) Includes $5.5 million of plant closing, business realignment and other costs.





     Cooper Cameron Corporation

     Consolidated Balance Sheets

     ($ millions, except shares and per share data)



                                                   (unaudited)

                                                     June 30,       Dec. 31,

                                                       2003           2002



    Current Assets:

      Cash and cash equivalents                       $328.7         $273.8

      Short-term investments                            24.4           25.3

      Receivables, net                                 276.3          304.8

      Inventories, net                                 431.2          387.2

      Other                                             39.5           26.8

        Total current assets                         1,100.1        1,017.9



    Plant and equipment, net                           469.8          475.9

    Goodwill, net                                      308.4          301.9

    Other assets                                       203.0          202.0

        Total Assets                                $2,081.3       $1,997.7



    Current Liabilities:

      Current portion of long-term debt               $261.2           $4.9

      Accounts payable and accrued liabilities         375.3          354.4

      Accrued income taxes                              17.3           15.5

        Total current liabilities                      653.8          374.8



    Long-term debt                                     206.2          463.0

    Postretirement benefits other than pensions         43.1           45.2

    Deferred income taxes                               45.6           45.6

    Other long-term liabilities                         28.3           27.8

        Total liabilities                              977.0          956.4



    Stockholders' Equity:

      Common stock, par value $.01 per share,

       150,000,000 shares authorized,

       54,768,668 shares issued (54,566,054 at

       December 31, 2002)                                0.5            0.5

      Capital in excess of par value                   953.8          949.2

      Retained earnings                                137.4          108.2

      Accumulated other elements of

       comprehensive income                             12.6          (14.8)

      Less: Treasury stock at cost, 54,954 shares

       at December 31, 2002                              ---           (1.8)

        Total stockholders' equity                   1,104.3        1,041.3



        Total Liabilities and Stockholders' Equity  $2,081.3       $1,997.7





     Cooper Cameron Corporation

     Unaudited Consolidated Statements Of Cash Flows

     ($ millions)



                                       Three months ended   Six months ended

                                            June 30,            June 30,

                                         2003      2002      2003      2002



    Cash flows from operating activities:

      Net income                        $20.8     $22.7     $29.2     $42.2

      Adjustments to reconcile net

       income to net cash provided by

       operating activities:

        Depreciation                     16.6      17.4      33.6      33.4

        Amortization (primarily

         capitalized software)            3.8       2.5       7.2       4.8

        Deferred income taxes and other   0.9       0.2      (2.0)      2.0

      Changes in assets and liabilities,

       net of translation, acquisitions

       and non-cash items:

        Receivables                      58.7      18.2      33.7      17.8

        Inventories                     (20.5)     28.2     (32.8)     28.0

        Accounts payable and accrued

         liabilities                    (45.3)     (6.0)     10.4     (27.8)

        Other assets and liabilities,

         net                              3.5      (5.9)     (1.1)     (7.4)

          Net cash provided by

           operating activities          38.5      77.3      78.2      93.0



    Cash flows from investing activities:

      Capital expenditures              (13.2)    (21.9)    (29.1)    (40.7)

      Acquisitions                        ---       ---       ---      (5.5)

      Sales of short-term investments    37.5      75.0      62.8      75.0

      Purchases of short-term

       investments                      (34.1)     (5.8)    (61.9)    (19.4)

      Other                               0.6       1.9       1.4       3.4

          Net cash provided by

           (used for) investing

           activities                    (9.2)     49.2     (26.8)     12.8



    Cash flows from financing activities:

      Loan borrowings (repayments),

       net                               (1.0)      0.1      (0.8)     (4.8)

      Activity under stock option

       plans and other                    0.5       2.6       0.5       2.6

          Net cash provided by

           (used for) financing

           activities                    (0.5)      2.7      (0.3)     (2.2)



    Effect of translation on cash         6.0       9.1       3.8       9.4



    Increase in cash and cash

     equivalents                         34.8     138.3      54.9     113.0



    Cash and cash equivalents,

     beginning of period                293.9      86.3     273.8     111.6



    Cash and cash equivalents, end of

     period                            $328.7    $224.6    $328.7    $224.6





     Cooper Cameron Corporation

     Orders and Backlog

     ($ millions)



     Orders

                                    Three months ended    Six months ended

                                         June 30,             June 30,

                                      2003       2002      2003      2002



    Cameron                          $239.0     $199.7    $593.3    $408.3

    Cooper Cameron Valves              80.5       63.0     158.9     131.5

    Cooper Compression                 89.9       87.4     170.5     166.6

        Total                        $409.4     $350.1    $922.7    $706.4





     Backlog

                                    June 30,    Dec. 31,  June 30,

                                      2003       2002       2002



    Cameron                          $820.6     $695.8    $483.6

    Cooper Cameron Valves              68.1       56.1      64.6

    Cooper Compression                100.6       75.9      88.8

        Total                        $989.3     $827.8    $637.0





     Cooper Cameron Corporation

     Reconciliation of GAAP to Non-GAAP Financial Information

     ($ millions)



                                   Three Months Ended June 30, 2003



                                     Cooper

                                    Cameron     Cooper

                           Cameron   Valves  Compression   Corporate  Total



    Income (loss) before

     income taxes          $21.6       $8.3     $5.3       $(7.1)     $28.1

    Depreciation &

     amortization           12.5        3.4      3.9         0.6       20.4

    Interest income          ---        ---      ---        (1.0)      (1.0)

    Interest expense         ---        ---      ---         2.0        2.0



    EBITDA                 $34.1      $11.7     $9.2       $(5.5)     $49.5





                                   Three Months Ended June 30, 2002



                                      Cooper

                                     Cameron    Cooper

                          Cameron     Valves Compression   Corporate  Total



    Income (loss) before

     income taxes          $22.2      $10.8     $4.1       $(5.2)     $31.9

    Depreciation &

     amortization           11.3        3.1      4.7         0.8       19.9

    Interest income          ---        ---      ---        (2.0)      (2.0)

    Interest expense         ---        ---      ---         2.2        2.2



    EBITDA                 $33.5      $13.9     $8.8       $(4.2)     $52.0





     Cooper Cameron Corporation

     Reconciliation of GAAP to Non-GAAP Financial Information

     ($ millions)



                                    Six Months Ended June 30, 2003



                                      Cooper

                                     Cameron    Cooper

                          Cameron     Valves Compression   Corporate  Total



    Income (loss) before

     income taxes          $37.4      $17.0     $0.1      $(15.1)     $39.4

    Depreciation &

     amortization           25.1        6.5      7.9         1.3       40.8

    Interest income          ---        ---      ---        (2.4)      (2.4)

    Interest expense         ---        ---      ---         4.1        4.1

    Plant closing, business

     realignment and

     other costs             1.5        ---      3.0         1.0        5.5



    EBITDA before plant

     closing, business

     realignment and

     other costs           $64.0      $23.5    $11.0      $(11.1)     $87.4





                                   Six Months Ended June 30, 2002



                                      Cooper

                                     Cameron    Cooper

                          Cameron     Valves Compression   Corporate  Total



    Income (loss) before

     income taxes          $41.2      $19.9     $8.6      $(10.3)     $59.4

    Depreciation &

     amortization           22.3        5.5      9.1         1.3       38.2

    Interest income          ---        ---      ---        (3.9)      (3.9)

    Interest expense         ---        ---      ---         4.4        4.4



    EBITDA                 $63.5      $25.4    $17.7       $(8.5)     $98.1





     Cooper Cameron Corporation

     Reconciliation of GAAP to Non-GAAP Financial Information

     ($ millions, except per share data)



                                      Three months ended   Six months ended

                                           June 30,            June 30,

                                        2003       2002     2003       2002



    Net income                          $20.8     $22.7     $29.2     $42.2

    Plant closing, business realignment

     and other costs, net of tax          ---       ---       4.1       ---



    Net income before plant closing,

     business realignment and

     other costs                        $20.8     $22.7     $33.3     $42.2





                                      Three months ended   Six months ended

                                           June 30,            June 30,

                                        2003      2002      2003      2002



    Diluted earnings per share          $0.37     $0.40     $0.53     $0.75



    Earnings per share impact of plant

     closing, business realignment and

     other costs                          ---       ---      0.07       ---



    Diluted earnings per share before

     plant closing, business

     realignment and other costs        $0.37     $0.40     $0.60     $0.75



SOURCE  Cooper Cameron Corporation

    -0-                             07/30/2003

    /CONTACT:  R. Scott Amann, Vice President, Investor Relations of Cooper

Cameron Corporation, +1-713-513-3344/

    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20010706/CAMLOGO

               AP Archive:  http://photoarchive.ap.org

               PRN Photo Desk, +1-888-776-6555 or +1-212-782-2840/

    /Web site:  http://www.coopercameron.com /

    (CAM)



CO:  Cooper Cameron Corporation

ST:  Texas

IN:  OIL

SU:  ERN ERP